Exhibit 10.56.2

AMENDMENT NUMBER ONE TO

THE COCA-COLA EXPORT CORPORATION

INTERNATIONAL THRIFT PLAN

AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 2007

WHEREAS, Section 6.1 of The Coca-Cola Export Corporation International Thrift Plan, as amended and restated effective October 1, 2007 (the “Plan”) provides that the International Benefits Administrative Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan.

NOW THEREFORE, the Plan hereby is amended as follows:

Effective August 1, 2008, Section 3.2 (Deemed Investment of Accounts) shall be amended to add the following sentence at the end of the section:

“No hypothetical dividends shall be credited to a Member’s Account after death, Disability or Separation from Service.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment One.

INTERNATIONAL BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ Susan M. Fleming

Date:	10/2/08